Shenzhen Development Bank
Loan Certificate (1)

December 12, 2007

Applicant	Shenzhen BAK Battery Co., Ltd
Currency	RMB	Amount	50,000,000.00
Loan Term	From December 12, 2007 to December 12, 2008
Usage	Working Capital
Annual rate	7.29%
Signature of Applicant	Stamp of Applicant	Signature of Shenzhen Development Bank	Stamp of Longgang Branch, Shenzhen Development Bank
/s/ Xiangqian Li		/s/ Tezheng Chen

Signature of the President of Shenzhen Development Bank: /s/ Bo Yu